                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sections 240.14a-11(c) or sections
    240.14a-12


                                XETA CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                XETA CORPORATION
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         ----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:
         ----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:
         ----------------------------------------------------------------------
         5) Total fee paid:
         ----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         --------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:
         --------------------------------------------------
         (3)  Filing Party:
         --------------------------------------------------
         (4)  Date Filed:
         --------------------------------------------------

                                      XETA
                                   CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



Notice is hereby given that the Annual Meeting of Shareholders of XETA Corporation will be held at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, on April 2, 1998 at 6:30 p.m., local time, for the following purposes:


         1. To elect six (6) members to the Company's Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified;

         2. To authorize the Board to effect a stock split by amending the Company's Certificate of Incorporation, or to effect no stock split, in the Board's discretion, without further shareholder approval, prior to the next annual meeting of shareholders.

         3. To ratify the selection of Arthur Andersen, LLP, as independent certified public accountants for the Company for the fiscal year ending October 31, 1998; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 2, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at such time will be so entitled to vote. The Company's Proxy Statement is attached.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. THE GIVING OF THIS PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                       By Order of the Board of Directors




                                Robert B. Wagner
                                    Secretary



February 27, 1998

                                      XETA
                                   CORPORATION


                         4500 South Garnett, Suite 1000
                              Tulsa, Oklahoma 74146


                                 PROXY STATEMENT




                             SOLICITATION OF PROXIES


     This Proxy Statement is being furnished to shareholders of XETA Corporation (the "Company") by its Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders to be held on April 2, 1998, at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, at 6:30 p.m., local time, or at such other time and place to which the Annual Meeting may be adjourned.


     The purpose of the Annual Meeting is (i) to elect six members to the Company's Board of Directors to serve for the ensuing year and until their successors are elected; (ii) to authorize the Board in its sole discretion to effect a stock split during the ensuing year by amending the Company's Certificate of Incorporation, or to effect no stock split; (iii) to ratify the selection of Arthur Andersen, LLP as the Company's independent certified public accountants for the fiscal year ending October 31, 1998; and (iv) at the discretion of the proxy holders, to transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

     Whether or not you intend to be present at the Annual Meeting, you are urged to promptly complete and return the accompanying proxy card in the envelope provided. If you are present at the Annual Meeting and wish to vote your shares in person, the accompanying proxy will, at your request, be returned to you at the Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by executing a subsequently dated proxy, submitting a notice of revocation to the Company, or attending the Annual Meeting and voting in person.

     Proxies properly executed and returned will be voted in accordance with the specifications marked on the proxy card. Proxies containing no specifications will be voted in favor of the proposals described in this Proxy Statement. Abstentions and broker non-votes will be counted for determining the presence of a quorum but are not counted as votes cast in the tabulation of votes at the meeting. Votes will be tabulated by a representative of the Company.

     It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about February 27, 1998. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. The Company will pay the expenses incurred by brokers, banks and other persons holding stock in their names or the names of their nominees in forwarding proxy materials to the beneficial owners of such stock.

                                VOTING SECURITIES


     The Company's only class of voting securities is Common Stock. Shareholders are entitled to one vote per share of Common Stock held. At the close of business on February 2, 1998, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 2,008,438 shares of Common Stock outstanding, excluding 222,347 shares held in treasury. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock on the record date, exclusive of shares held in treasury, is necessary to constitute a quorum at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

     Six directors, constituting the entire Board of Directors of the Company, are to be elected at the Annual Meeting. Members of the Board of Directors are elected for one year terms. Management's nominees to the Board for the coming year, all of whom are currently members of the Board, are as follows:

     NAME AND AGE                              POSITIONS WITH COMPANY                      DIRECTOR SINCE
     ------------                              ----------------------                      --------------
     Ron B. Barber                                    Director                               March, 1987
     Age 43

     Donald T. Duke                                   Director                               March, 1991
     Age 48

     Dr. Robert D. Hisrich                            Director                               March, 1987
     Age 53

     Jack R. Ingram                         President, Chief Executive Officer               March, 1989
     Age 54                                          and Director

     Ronald L. Siegenthaler                        Executive Vice                          September, 1981
     Age 54                                    President and Director

     Robert B. Wagner                        Vice President of Finance,                      March, 1996
     Age 36                                   Chief Financial Officer,
                                               Secretary and Director

     MR. BARBER has served as general counsel to the Company since its incorporation. He has been a director of the Company since March 1987. Mr. Barber has been engaged in the private practice of law since October 1980 and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, in Tulsa, Oklahoma. Mr. Barber is also a Certified Public Accountant licensed in Oklahoma. He received his Bachelor of Science Degree in Business Administration (Accounting) from the University of Arkansas and his Juris Doctorate Degree from the University of Tulsa.

     MR. DUKE has been a director of the Company since March 1991. He is President of Duke Resources, an oil and gas consulting firm, and a principal in Tandem Oil and Gas Company, L.L.C. Prior to joining Tandem Oil and Gas Company, he was President and Chief Operating Officer of Hadson Petroleum (USA), Inc., a domestic oil and gas subsidiary of Hadson Corporation and was responsible for all phases of exploration and production, land, accounting, operations, product marketing and budgeting and planning. Mr. Duke has a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma.

     DR. HISRICH has been a director of the Company since March 1987. He occupies the A. Malachi Mixon III Chair in Entrepreneurial Studies and is Professor of Marketing and Policy Studies at the Weatherhead School of Management at Case Western Reserve University in Cleveland, Ohio. Prior to assuming such positions, he occupied the Boviard Chair of Entrepreneurial Studies and Private Enterprise and was Professor of Marketing at the College of Business Administration for the University of Tulsa. He is also a marketing and management consultant. He is a member of the Board of Directors of the Bovaird Supply Company, Jameson Inn, Inc., and Noteworthy Medical Systems, Inc., a member of the Editorial Boards of the Journal of Venturing and the Journal of Small Business Management, and a member of the Board of Directors of Enterprise Development, Inc. Dr. Hisrich received his Bachelor of Arts Degree in English and Science from DePaul University and his Master of Business Administration Degree (Marketing) and Ph.D. in Business Administration (Marketing, Finance, and Quantitative Methods) from the University of Cincinnati.

     MR. INGRAM has been President of the Company since July 1990 and a director of the Company since March 1989. Mr. Ingram's business experience prior to joining the Company was concentrated in the oil and gas industry. Mr. Ingram holds a Bachelor of Science Degree in Petroleum Engineering from the University of Tulsa.

     MR. SIEGENTHALER has been Executive Vice President of the Company since July 1990 and a director of the Company since its incorporation. Since 1974, through SEDCO Investments, a partnership in which Mr. Siegenthaler is a partner, and as an individual, Mr. Siegenthaler has been involved as partner, shareholder, officer, director, or sole proprietor of a number of business entities with significant involvement in fabrication and marketing of steel, steel products and other raw material, real estate, oil and gas, and telecommunications. Mr. Siegenthaler received his Bachelor's Degree in Liberal Arts from Oklahoma State University.

     MR. WAGNER joined the Company in July 1988 as Chief Accounting Officer. He became the Company's Vice President of Finance and Chief Financial
Officer in March, 1989, and a member of the Board of Directors in March 1996. Mr. Wagner is a Certified Public Accountant licensed in Oklahoma and received his Bachelor of Science Degree in Accounting from Oklahoma State University.

     None of the foregoing nominees has any family relationship to any other nominee. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held 3 meetings during the fiscal year ended October 31, 1997. All other action taken by the Board of Directors was consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company. Each director attended 75% or more of the meetings held by the Board.

     The Board of Directors has an Audit Committee and Compensation Committee, both of which were established in April 1987. There is no nominating committee or committee performing the functions of a nominating committee.

     The Audit Committee consists of directors Ron B. Barber, Jack R. Ingram and Donald T. Duke. This Committee advises the Board with respect to the engagement of independent public accountants and reviews the results of the annual audit, the adequacy of the Company's internal accounting procedures, and any transactions between the Company and its officers, directors or entities controlled by them. The Audit Committee did not meet independently of meetings of the Board of Directors during fiscal 1997.

     The Compensation Committee consists of directors Ron B. Barber, Robert D. Hisrich and Donald T. Duke. This Committee advises the Board with respect to the election or appointment of executive officers and makes recommendations to the Board concerning compensation of executive officers and awards to executive officers and others under employee incentive plans. The Compensation Committee did not meet independently of meetings of the Board of Directors during the 1997 fiscal year.

RECOMMENDATION AND VOTE

The Board of Directors recommends a vote "FOR" the election of all of the nominees listed above as directors of the Company. The affirmative vote of a majority of the shares of the Company Common Stock represented at the Annual Meeting is required for such approval.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company as of December 31, 1997 regarding beneficial ownership of the Company's Common Stock, par value $.10 per share, by (i) each person known by the Company to own more than five percent (5%) of such Common Stock, (ii) each director and nominee for election as a director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.


                                                    AMOUNT AND NATURE
      NAME AND ADDRESS                                OF BENEFICIAL                     PERCENT OF
     OF BENEFICIAL OWNER                              OWNERSHIP(1)                        CLASS
     -------------------                            -----------------                   ----------
     Jack R. Ingram                                    384,700  (2)                        17.3 %
     XETA Corporation
     4500 S. Garnett, Suite 1000
     Tulsa, OK  74146

     Ronald L. Siegenthaler                            309,257  (3)                        13.9 %
     P.O. Box 571300
     Tulsa, OK  74157

     Donald E. Reigel                                   50,351  (4)                         2.3 %
     XETA Corporation
     5350 Manhattan Circle, Suite 210
     Boulder, CO  80303

     Ron B. Barber                                      31,520                              1.4 %
     One Ten Occidental Place
     110 W. 7th Street, Suite 200
     Tulsa, OK  74119

     Robert B. Wagner                                   29,300  (5)                         1.1 %
     XETA Corporation
     4500 S. Garnett, Suite 1000
     Tulsa, OK  74146

     Donald T. Duke                                     11,400  (6)                           *
     1701 Morningstar
     Edmond, OK  73034

     Robert D. Hisrich                                  12,900  (7)                           *
     10900 Euclid Avenue
     Cleveland, OH 44106

     All officers and
        directors as a
        group (10 persons)                             888,028        (2)-(8)                    39.9 %


     ------------------------------

*Less than 1%

 (1)   Ownership is direct unless otherwise indicated.

 (2) Includes 2,500 shares held by Mr. Ingram's wife and options to purchase 200,000 shares of the Company's common stock which are presently exercisable.

 (3)   Includes 109,257 shares held by Mr. Siegenthaler as Trustee of the Ronald
       L. Siegenthaler Revocable Living Trust dated September 25, 1995, as amended, and options to purchase 200,000 shares which are presently exercisable.

 (4) Includes options to purchase 37,500 shares of the Company's common stock, which are presently exercisable.


 (5) Includes 1,300 shares held by Mr. Wagner as custodian for his minor children and options to purchase 25,000 shares of the Company's common stock, of which 20,000 are presently exercisable.


 (6) Includes options to purchase 10,000 shares of the Company's common stock which are presently exercisable.

 (7) Includes 900 shares held by Dr. Hisrich as custodian for his minor child, and options to purchase 10,000 shares of the Company's common stock which are presently exercisable.

 (8) Includes 100 shares held by an officer not named in the table, as custodian for his minor child; 1,000 shares owned by the adult son of an officer not named in the table, who share the same household (the officer disclaims beneficial ownership as to these shares); and options granted to officers not named in the table to purchase an aggregate of 43,000 shares, which options are presently exercisable.

                               EXECUTIVE OFFICERS

     The executive officers and significant employees of the Company, their ages, positions held with the Company and length of time in such positions are set forth below. There are no family relationships between or among any of the named individuals. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as officers.

          NAME AND AGE                        POSITIONS WITH COMPANY                   OFFICER SINCE
          ------------                        ----------------------                   -------------
     Jack R. Ingram                         President, Chief                             July, 1990
     Age 54                                  Executive Officer and
                                             Director

     Ronald L. Siegenthaler                 Executive Vice President                     August, 1990
     Age 54                                  and Director

     Robert B. Wagner                       Chief Financial Officer,                     March, 1989
     Age 36                                  Secretary and Treasurer

     Donald E. Reigel                       Vice President of                            June, 1995
     Age 43                                  Marketing & Sales

     Tom Crofford                            Vice President of                           January, 1988
     Age 45                                  Engineering

     Thomas A. Luce                         Vice President of                            June, 1986
     Age 41                                  Service

     Charles R. Rowland                     Vice President of                            January, 1984
     Age 56                                  Manufacturing


     Brief descriptions of the business experience of Messrs. Ingram, Siegenthaler and Wagner are set forth under the section of this Proxy Statement entitled "Election of Directors."

     MR. CROFFORD joined the Company in October 1982 as a design engineer and has been its Vice President of Engineering since January 1988. Mr. Crofford has worked in the field of computer engineering since 1977. He is a member of the Institute of Electrical and Electronics Engineers.

     MR. LUCE joined the Company in November 1982 as Installment Director. He was later promoted to Director of Installation and Service and became Vice President of Service in June 1986.

     MR. ROWLAND joined the Company in December 1982 as Production Manager and was promoted to Vice President of Manufacturing in January 1984. Mr. Rowland has 23 years electronic manufacturing experience, including production testing, assembly line layout and production control management.

     MR. REIGEL joined the Company in June 1993 as PBX Product Sales Manager. He was promoted to Vice President of Marketing and Sales in June 1995. Prior to his employment with the Company, Mr. Reigel served as a national accounts sales manager for WilTel Communications Systems for approximately a year and a half. He has been active in the development of major national accounts in the telecommunications industry since 1987. Mr. Reigel received his Bachelor of Science Degree in Business from the University of Colorado.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the Company's President and Chief Executive Officer and the next four most highly compensated executive officers of the Company.


                                             SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION
                                             -------------------------------------------------
         (a)                         (b)         (c)            (d)               (e)              (i)

       NAME AND                                                                                    ALL
       PRINCIPAL                                                                                  OTHER
        POSITION                    YEAR        SALARY         BONUS            OTHER         COMPENSATION  (1)
       ------------                 ----        ------         -----            -----         --------------
       Jack R. Ingram               1997       $ 90,000        $206,482           -                 -
         President and Chief        1996         90,000         235,334           -               $6,000
         Executive Officer          1995         90,000         229,334           -                6,000


       Ronald L. Siegenthaler       1997           -               -         $ 102,000(2)           -
         Executive Vice             1996           -            195,334        893,750(3)           -
         President                  1995           -            189,334           -                 -


       Donald E. Reigel             1997         75,000         159,591         46,901(4)         6,257
         Vice President of          1996         75,000         103,223         33,602(4)         3,263
         Marketing and Sales        1995         75,000          25,444        130,582(4)         6,000


       Tom R. Crofford              1997         88,461          23,783(5)      33,750(3)         3,396
         Vice President of          1996         81,580              -         228,625(3)         3,160
         Engineering                1995         80,658              -            -               2,322


       Thomas A. Luce               1997         82,686          23,783(5)      79,625(3)         3,172
         Vice President of          1996         77,050              -             -              3,026
         Service                    1995         75,689              -             -              2,653

       -----------------------------

        (1) Represents the Company's contributions to the employee's account under the Company's 401(k) plan.

        (2)   Represents fixed-fee retainer.

        (3) Represents the dollar value of the difference between the price paid for shares of the Company's common stock upon exercise of stock options and the market value of such stock on the date of exercise.

        (4)   Represents sales commissions paid.

        (5) Represents an annual bonus equal to 1% of the Company's after tax net income pursuant to a plan authorized by the Board of Directors on July 29, 1997, effective commencing the 1997 fiscal year.

     The following table sets forth certain information regarding stock options exercised during the 1997 fiscal year by persons named in the Summary Compensation Table and the number and value of unexercised options held by such persons as of the fiscal year-end. The Company has not granted stock appreciation rights.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

          (a)                         (b)                 (c)                  (d)                      (e)
                                                                       Number of Securities    Value of Unexercised
                                Shares Acquired     Value Realized   Underlying Unexercised    In-the-Money Options
         Name                     on Exercise (#)       ($)(1)      Options at FY-End (#)(2)   at FY-End ($)(3)
         ------------------------------------------------------------------------------------------------------
         Jack R. Ingram                 -                  -                200,000                  3,600,000
         Ronald L. Siegenthaler         -                  -                200,000                  3,600,000
         Donald E. Reigel               -                  -                 37,500                    655,125
         Tom R. Crofford              3,000             34,500               16,000                    288,000
         Thomas A. Luce               7,000             80,500               30,500                    549,000


         ------------------------------------

         (1) Value is based upon the difference between the fair market value of the securities underlying the options on the date of exercise and the exercise price.

         (2) All of the options held by the persons named in this table were exercisable at fiscal year end.

         (3) Based upon the difference between the fair market value of the securities underlying the options at fiscal year-end ($19.00 per share) and the exercise price.

     The Company compensates its directors who are not officers of the Company $250.00 per meeting attended. While the Company does not have any formal arrangement to grant stock options to its directors, the Company has previously granted stock options to all of its outside directors. Generally, these options are for 10,000 shares, with a vesting period of one year and an exercise period of ten years. No other compensation was paid to directors for their services as such during the Company's 1997 fiscal year.

EMPLOYMENT AGREEMENTS

         The Company has a written employment agreement with Jack R. Ingram concerning the terms of his compensation as the Company's President and Chief Executive Officer. Under the agreement, Mr. Ingram receives a $90,000 base salary, plus quarterly and annual bonuses. The quarterly bonus is based upon 50% of the Company's quarterly net income, not to exceed $10,000 per quarter. The annual bonus, which was amended in July, 1997 effective for the 1997 fiscal year, is based upon seven percent (7%) of the Company's after-tax net income, with no maximum cap. The annual bonus is paid on or before January 31 of each year. In the event Mr. Ingram's employment with the Company is terminated for reasons other than his resignation, Mr. Ingram will receive the full amount of any annual and quarterly bonus earned but unpaid through the date of termination. Mr. Ingram will forfeit any unpaid bonuses in the event of his resignation. Mr. Ingram's employment with the Company is at-will.

         The Company also has a written agreement with Ronald L. Siegenthaler concerning the terms of his compensation as the Company's Executive Vice President. Under this agreement, which was amended in July, 1997 effective for the 1997 fiscal year, Mr. Siegenthaler receives a monthly retainer of $8,500. Mr. Siegenthaler is entitled to receive the full amount of any unpaid fee due him upon his termination of employment for any reason, including his resignation. Mr. Siegenthaler is retained by the Company on an at-will basis.

     The Company entered into a written agreement with Donald E. Reigel on June 12, 1995, concerning the terms of his employment as Vice President of Marketing and Sales. Pursuant to the terms of the agreement, Mr. Reigel receives a salary of $75,000, plus a commission equal to 0.25% of the Company's monthly net sales and service revenues. The agreement also provides for an annual bonus equal to 3% of the increase in the Company's annual net sales and service revenues over those revenues for the previous fiscal year. Mr. Reigel will forfeit the right to receive any bonus for the then current fiscal year in the event of termination of his employment unless he is terminated by the Company without cause, in which case he will be entitled to receive a bonus, if any, on a prorated basis.

     Mr. Reigel is subject to standard confidentiality restrictions, as well as to a twelve month non-solicitation agreement upon termination of his employment for any reason while Jack Ingram remains President of the Company, and a thirty-day non-solicitation agreement if Mr. Ingram is not President at the time of Mr. Reigel's termination. There is no set term to Mr. Reigel's employment by the Company.


                              RELATED TRANSACTIONS

     Mr. Barber, a director of the Company, is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, general counsel to the Company. During the fiscal year ended October 31, 1997, the Company paid or accrued legal fees to Barber & Bartz in the approximate amount of $292,000.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations made to the Company by its directors and officers and by certain beneficial owners of more than ten percent of its Common Stock, the Company knows of no director, officer, or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.


                              STOCK SPLIT PROPOSAL
                                    (Item 2)

     In March, 1997 the shareholders approved a proposal submitted by the Board of Directors that authorized the Board in its discretion to effect a stock split prior to the 1998 Annual Meeting. The Board has not effected a stock split to date and its authority to do so under the 1997 shareholder resolution will expire in March of this year. The Board believes it would be in the best interests of the Company for the Board to maintain the ability to effect a stock split when it believes prudent to do so, without the necessity of having to call a special meeting of the shareholders separate from the annual meeting to vote on such a proposal.

     The Board of Directors has therefore approved a resolution which would authorize the Board to amend Article VI of the Company's Certificate of Incorporation to effect a stock split of the Company's Common Stock along with a corresponding reduction in par value, or not amend the Certificate of Incorporation and effect no stock split, as determined by the Board of Directors in its discretion (the "Stock Split Proposal"). The Board has directed that the Stock Split Proposal be submitted to the Company's shareholders for consideration and approval. Under the terms of the Stock Split Proposal, the Board of Directors will be granted authority to effect a single stock split within the confines of the Proposal at any time prior to the next Annual Meeting of Shareholders if the Board believes that an increase in the number of shares of Common Stock may improve the trading market for the Company's Stock.

     If the Stock Split Proposal is approved by shareholders, the Board of Directors will be given the discretion to effect a stock split, without further shareholder action, of not less than 5-for-4 nor greater than 2-for-1 (the "Stock Splits"), or to effect no stock split. The Board of Directors believes that this latitude is necessary, given the nature of the stock market and the changing market price of the Common Stock.

     If the Stock Split Proposal is approved by the shareholders of the Company at the Annual Meeting, a stock split will be effected only upon a determination by the Board of Directors that a stock split is in the best interests of the Company and the shareholders. In connection with any determination by the Board of Directors to such effect, the Board will also select, at its discretion, one of the Stock Splits proposed based upon prevailing market conditions, the likely effect on the market price of the Common Stock and other relevant factors. The remaining alternative Stock Splits would be abandoned by the Board without further action by the shareholders.

     Shareholders may approve or reject the proposed Stock Splits in whole but not in part. The effective date of any stock split will be selected by the Board of Directors (the "Effective Date") on or prior to the Company's next Annual Meeting of Shareholders. If no stock split is effected by such date, the authority of the Board of Directors to declare the stock split will expire.

     The Stock Split Proposal also authorizes a corresponding reduction in par value of the Company's Common Stock in relation to the ratio of the Stock Splits. The proposed amendments to Article VI of the Company's Certificate of Incorporation would reduce the par value per share of the Company's Common Stock from $.10 to $.08, $.075, $.06 and $.05 in the case of a 5-for-4, 4-for-3,
3-for-2 and 2-for-1 Stock Split, respectively.

     The resolution of the Shareholders approving the proposed alternative amendments to Article VI of the Company's Certificate of Incorporation is attached to this Proxy Statement as Appendix "A".


PURPOSES AND EFFECT OF THE STOCK SPLIT

     The purpose of the stock split, if the Board elects to declare one, would be to increase the marketability and liquidity of the Common Stock through greater availability of shares for purchase and sale and a wider distribution among a larger number of shareholders. Management believes that an increase in the number of shares outstanding would encourage and facilitate trades in the Common Stock which would, it is believed, establish a more liquid market in the Common Stock and result in a wider distribution of the Common Stock. Although it is not possible to predict the precise impact the stock split would have on the trading price of the Company's Common Stock, the stock split would reduce the per share trading price of the Common Stock, but not necessarily in the same proportion as the increase in the number of outstanding shares.

     All existing rights of shareholders will remain unchanged by the stock split, and the relative ownership position of any shareholder, except for immaterial variations caused by the procedures to avoid fractional shares (discussed below), will remain unchanged. Because the par value of the Company's Common Stock will be reduced in relation to the ratio of the Stock Splits, the aggregate par value of the Company's Common Stock and the Company's paid-in capital and retained earnings will be unaffected. The only change in the Company's financial statements as a result of a stock split will be the presentation of earnings per share, which will be reduced proportionately for any stock split effected for all accounting periods presented.

     The stock split, if undertaken in the discretion of the Board, would have the following effect upon the number of shares of Common Stock outstanding (which was 2,230,785 as of the Record Date, of which 222,347 were treasury shares), assuming no other change in the number of shares of Common Stock outstanding after the Record Date, and without taking into account any reduction in the number of outstanding shares resulting from the procedures for treatment of fractional shares described below.


                                        Common Stock
          Stock Split                   Outstanding
          -----------                   ------------
          5-for-4                       2,788,481
          4-for-3                       2,974,380
          3-for-2                       3,346,177
          2-for-1                       4,461,570

     All outstanding stock options on the Effective Date of the stock split would be proportionately adjusted in the number of shares subject to such rights in the event of a stock split. As of January 5, 1998, there were 579,335 shares of the Company's Common Stock subject to stock purchase options. Because the stock split, if effected, may range from 5-for-4 to 2-for-1 and because the number of outstanding shares of Common Stock may change prior to the Effective Date (e.g., upon the exercise of any outstanding stock options), existing shareholders cannot now predict the total number of shares of Common Stock that they will hold after the stock split, or the total number of shares of Common Stock that will be outstanding after the stock split.

     The Company's Common Stock is listed for trading on the Nasdaq National Market System. The new shares to be issued as a result of the stock split will be included in the Company's listing on Nasdaq. Consummation of the stock split will have no material federal tax consequences to stockholders.


FRACTIONAL SHARES AND ADDITIONAL SHARE CERTIFICATES

     No certificates or script representing fractional share interests will be issued, and no such fractional interests will entitle the holder thereof to vote, or to any rights as a shareholder of the Company with respect to such fractional interests. In lieu of any such fractional interests, the Company will pool all fractional share interests otherwise issuable and make arrangements with Chemical Mellon Shareholder Services (the "Agent") or other third party to act as agent for the account of all shareholders who would otherwise be entitled to receive said fractional shares, to sell such shares on behalf of such shareholders. As soon as practicable after the Effective Date, the Agent will sell such interests on the basis of prevailing market prices of the Common Stock as reported on the Nasdaq National Market System at the time of such sales, and the Agent or the Company will pay to the holders of such interests their pro rata share of the proceeds derived from the sale of such fractional interests. All costs of such sale will be borne by the Company.

     As soon as practicable following the Effective Date of the stock split, the Company will mail to each shareholder of record on the Effective Date a share certificate representing the number of shares of Common Stock that, when aggregated with each shareholder's present number of shares, will equal the proportionate increase in the total number of shares held by the stockholder on the Effective Date. For example, if the Board effects a 5-for-4 stock split, and a shareholder owns 100 shares of Common Stock on the Effective Date, the Company will mail to such shareholder a share certificate for 25 shares which, when added to the shareholder's 100 shares, will represent a total stock ownership of 125 shares.

RECOMMENDATION AND VOTE

     The Board of Directors recommends a vote "FOR" the authorization and approval of this proposal. The affirmative vote of the holders of a majority of the shares of stock of the Company entitled to notice of and to vote at the Annual Meeting is required to adopt the Stock Split Proposal.


                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (Item 3)

     The Board of Directors has selected Arthur Andersen, LLP as the independent public accountants to audit the Company's financial statements for the fiscal year ending October 31, 1998. Representatives of Arthur Andersen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. While ratification of the Company's selection of accountants by the Company's shareholders is not required, in the event of a negative vote on such ratification, the Company's Board of Directors will reconsider its selection. Arthur Andersen, LLP audited the Company's financial statements for the year ended October 31, 1997.


                FINANCIAL INFORMATION - INCORPORATED BY REFERENCE

     A copy of the Company's 1997 Annual Report, which includes the Company's Form 10-KSB containing all financial statements as well as Management's Discussion and Analysis of Financial Condition and Results of Operations

(the "MD&A"), is being provided to the stockholders along with this Proxy Statement. In regard to the Stock Split Proposal, the Financial Statements appearing on pages F-1 to F-15 of the Form 10-KSB, and the MD&A appearing on pages 10 through 13 of the Form 10-KSB, are incorporated herein by reference.



                              SHAREHOLDER PROPOSALS

     Under regulations of the Securities and Exchange Commission, shareholders are entitled to submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company in accordance with those regulations. In order for shareholder proposals for the Company's next annual meeting to be eligible for consideration for inclusion in the proxy statement and proxy relating to such meeting, they must be received by the Company no later than October 5, 1998. Such proposals should be directed to XETA Corporation, 4500 South Garnett, Suite 1000, Tulsa, Oklahoma 74146, Attention:
President.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                       By Order of the Board of Directors



                                Robert B. Wagner
                                    Secretary


Tulsa, Oklahoma
February 27, 1998

                                  Appendix "A"

                           RESOLUTION OF SHAREHOLDERS



     RESOLVED, that prior to the Company's next Annual Meeting of Shareholders,
Article VI of the Company's Certificate of Incorporation, which currently authorizes 10,000,000 shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $.10 per share, shall be deleted and substituted with one of the following alternative provisions to be selected by the Board of Directors, in its discretion:

IF THE BOARD DECLARES A FIVE-FOR-FOUR STOCK SPLIT:

                                   ARTICLE VI

                  The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.08 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each four shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into five shares of the Company's Common Stock, par value $.08 per share.

IF THE BOARD DECLARES A FOUR-FOR-THREE STOCK SPLIT:

                                   ARTICLE VI

                  The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.075 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each three shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into four shares of the Company's Common Stock, par value $.075 per share.

IF THE BOARD DECLARES A THREE-FOR-TWO STOCK SPLIT:

                                   ARTICLE VI

                  The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.06 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each two shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into three shares of the Company's Common Stock, par value $.06 per share.

IF THE BOARD DECLARES A TWO-FOR-ONE STOCK SPLIT:

                                   ARTICLE VI

                  The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.05 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each one share of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into two shares of the Company's Common Stock, par value $.05 per share.

     FURTHER RESOLVED, that notwithstanding the approval by the shareholders of the foregoing proposed alternative amendments, at any time prior to the filing of any amendment to the Company's Certificate of Incorporation pursuant hereto effecting either a five-for-four, four-for-three, three-for-two or two-for-one stock split, the Board of Directors may, in its discretion, abandon such proposed alternative amendments without further action by the shareholders.

                                   APPENDIX B


           XETA CORPORATION PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 2, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Jack R. Ingram and Ronald L. Siegenthaler, or either of them, as proxies and attorneys for the undersigned (with full power to act alone and to designate substitutions), hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated below, all the shares of Common Stock of XETA Corporation held of record by the undersigned on February 2, 1998, at the Annual Meeting of Shareholders to be held April 2, 1998, or any adjournment or postponement thereof.


1.  ELECTION OF DIRECTORS:

                 [ ] FOR all nominees listed     [ ] WITHHOLD AUTHORITY to vote
                     below (except as marked         for all nominees below.
                     to the contrary below).

Ron B. Barber, Donald T. Duke, Robert D. Hisrich, Jack R. Ingram, Ronald L.
                      Siegenthaler; and Robert B. Wagner
(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A FIVE-FOR-FOUR, FOUR-FOR-THREE, THREE-FOR-TWO, OR TWO-FOR-ONE STOCK SPLIT, OR TO EFFECT NO STOCK SPLIT, IN THE BOARD'S SOLE DISCRETION, PRIOR TO THE NEXT ANNUAL MEETING OF SHAREHOLDERS.

    [ ]  For                        [ ]  Against               [ ]  Abstain

3. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE 1998 FISCAL YEAR.

    [ ]  For                        [ ]  Against               [ ]  Abstain

                           (continued on other side)



                          (continued from other side)


4. IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the three foregoing proposals.

-------------------------------------   -------------------------------------
(Signature)                             (Print Name)


-------------------------------------   -------------------------------------
(Signature)                             (Print Name)

     NOTE: Signature(s) should follow exactly as your name appears on your stock certificate. In case of joint ownership each owner should sign. Executors, administrators, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

     Dated:_____________, 1998

                                                                    APPENDIX "C"



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Xeta Corporation:

We have audited the accompanying consolidated balance sheet of Xeta Corporation (an Oklahoma corporation) and subsidiaries as of October 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xeta Corporation and subsidiaries as of October 31, 1997, and the results of their operations and their cash flows for each of the two years in the period ended October 31, 1997, in conformity with generally accepted accounting principles.


                                                /S/ ARTHUR ANDERSEN LLP
                                                ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
   December 5, 1997